Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP NET INCOME EXCEEDS $5.3 MILLION
IN 2012 THIRD QUARTER, INCREASING 22% YEAR-OVER-YEAR

ADVANCING TRENDS IN ROA, ROE AND ASSET QUALITY

RECORD LEVELS OF LOANS AND DEPOSITS

Strong Financial Performance
  Net income available to common shareholders exceeded $5.3 million, more than 22% higher than a year ago.
  Diluted earnings per common share were $0.17, up from $0.14.
  Net interest margin increased 12 basis points to 4.02%.
  Return on average tangible equity advanced to 10.32%.

Robust Loan and Deposit Growth
  Loans, net of unearned discount approach $1.7 billion, rising 13%.
  Total deposits up 9% to over $2.2 billion; demand deposits represent 37% of total deposits.

Solid Credit Metrics
  Net charge-offs decreased to $0.9 million or 0.05% of loans.
  Ratio of nonperforming assets to total assets decreased to 0.26%.
  Allowance for loan losses as a percentage of loans held in portfolio was 1.36%.

Comparisons above are at or for the quarters ended September 30, 2012 vs. September 30, 2011.

New York, N.Y., November 2, 2012 — Sterling Bancorp (NYSE: STL) today reported net income available to common shareholders of $5.3 million for the 2012 third quarter, an increase of 22% from $4.4 million in the 2011 third quarter. Diluted earnings per common share were $0.17 for the 2012 third quarter, up from $0.14 in the year-ago period.

For the first nine months of 2012, net income available to common shareholders rose 45% to $14.8 million, up from $10.2 million in the same period of 2011. Diluted earnings per common share were $0.48 for the first nine months of 2012, up from $0.35 in the year-ago period. Results for the 2011 nine months included dividends on preferred shares and accretion of $2.1 million related to TARP preferred shares and warrants to purchase common shares, which were redeemed in April 2011.

Selected Quarterly Financial Highlights

	Quarter Ended
	9/30/12	9/30/11
EARNINGS HIGHLIGHTS
Net income available to common shareholders (in millions)	$5.3	$4.4
Diluted earnings per common share	$0.17	$0.14
Return on average assets	0.82%	0.67%
Return on average tangible equity	10.32%	8.82%

BALANCE SHEET HIGHLIGHTS (in millions)
Total investment securities	$699.8	$800.2
Loans, net of unearned discount	$1,677.0	$1,486.0
Demand deposits	$831.3	$594.3
Total deposits	$2,225.4	$2,047.8
Total assets	$2,699.7	$2,657.0

ASSET QUALITY HIGHLIGHTS
Nonaccrual loans/loans	0.32%	0.38%
Nonperforming assets/assets	0.26%	0.28%
Allowance for loan losses/nonaccrual loans	407.47%	347.38%

Profitable Growth Drives Strong Performance Trends

“Sterling’s financial performance has gained greater strength and momentum with each quarter of 2012,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.  “We have focused on growing our core banking operations, specializing in the needs of small and mid-sized businesses, while also enhancing profitability and managing expenses and asset quality. This has produced favorable trends in many areas, including record loans and deposits, continued double-digit earnings growth and higher returns on average assets and average tangible equity.”

“Our growth and higher profits are being driven by a number of positive factors,” Mr. Cappelli continued. “It is our belief that we are well positioned to benefit from the healthy demand for financial services in the New York City-metropolitan market and beyond, due to our emphasis on the needs of business customers, our tradition of exceptional service and our portfolio of financial solutions.  We have pursued a strategy to redeploy assets from our sizeable liquid investment portfolio into loans, which led to a 5% increase in net interest income and a 12-basis point improvement in the net interest margin compared with last year’s third quarter.  The Company also has multiple channels of deposit growth, including dedicated business units that have successfully focused on core deposit sources, as well as deposit balances associated with our lending relationships. We have maintained disciplined management of operating expenses, while our sound asset quality metrics have strengthened even further.”

“At a time when the prevailing low interest rate environment has pressured earnings at some banking institutions, Sterling has benefitted from strategies that have led to a growing net interest margin and strong level of noninterest income,” Mr. Cappelli noted.  “Our net interest margin is in the top third among banks of our asset size, reflecting our ability to redeploy assets from the investment portfolio into loans, a disciplined approach to deposit pricing, and growth in noninterest-bearing demand deposits.  We also have built a diversified revenue base, with a relatively high level of noninterest income that provided over 28% of total revenues this quarter.  Overall, our efforts to generate a mix of net interest income and noninterest income have produced a balanced revenue base and contributed to our growing profitability.”

“The Company continues to demonstrate forward momentum on a sequential basis, with a 5% increase in loans, 9% higher deposits and a 64-basis point rise in return on average tangible equity from the second to the third quarter this year.  We believe Sterling’s performance during the remainder of 2012 and beyond should continue to benefit from several strong drivers of growth and profitability. Going forward, we expect to maintain our trend of rising loan volume, along with a balanced revenue mix, a focus on managing expenses, and stringent asset quality standards,” Mr. Cappelli concluded.

Net Interest Income

Net interest income was $23.8 million for the 2012 third quarter, up 5% from $22.6 million for the 2011 third quarter.  This primarily reflected the Company’s execution of its strategy to shift the asset mix toward higher loan balances and lower investment securities balances, with a resulting increase in yields, while also taking a disciplined approach to reducing funding costs.  Net interest margin increased to 4.02% for the 2012 third quarter, up 12 basis points compared to the year-ago period.  For the first nine months of 2012, net interest income increased more than 8% to $69.1 million, from $63.9 million for the 2011 period.

Noninterest Income

Total noninterest income was $10.5 million for the 2012 third quarter, compared to $10.7 million in the 2011 third quarter.  This primarily reflected lower accounts receivable management and other related fees and reduced securities gains, which were partly offset by higher mortgage banking income.  For the first nine months of 2012, total noninterest income was $31.6 million, versus $32.1 million in the year-ago period. Noninterest income was a key contributor to Sterling’s financial performance, representing between 28-29% of total revenue in both the third quarter and first nine months of 2012.

Noninterest Expenses

Noninterest expenses were $24.5 million for the 2012 third quarter, an increase of only 3% compared with the 2011 third quarter.  For the first nine months of 2012, noninterest expenses were $71.5 million, an increase of less than 3% from the same period of 2011.

Record Loans and Deposits

Loans, net of unearned discount set a record, approaching $1.7 billion at September 30, 2012, an increase of approximately 13% from a year earlier.  The ratio of loans to deposits was more than 75% at September 30, 2012.

Total deposits were a record $2.2 billion at September 30, 2012, increasing nearly 9% from a year earlier. Noninterest-bearing demand deposits represented over 37% of total deposits, among the highest ratios of demand to total deposits in the industry.

Asset Quality

Sterling continued to exhibit strong credit quality metrics during the 2012 third quarter.  Net charge-offs were $0.9 million for the 2012 third quarter, compared to $2.0 million a year ago. The allowance for loan losses as a percentage of nonaccrual loans was 407% at September 30, 2012, versus 347% a year earlier. Nonperforming assets were $7.0 million or 0.26% of total assets at September 30, 2012, compared to $7.6 million or 0.28% a year ago.  The allowance for loan losses as a percentage of portfolio loans was 1.36% at September 30, 2012, compared to 1.34% a year earlier.  The provision for loan losses decreased to $2.0 million from $3.0 million for the same quarter of 2011.

Capital

The Company’s capital base has continued to exceed all regulatory requirements for well-capitalized institutions.  At September 30, 2012, Sterling’s Tier 1 risk-based capital ratio was 11.69% (compared to a requirement of 6.00%), total risk-based capital was 12.82% (requirement of 10.00%), and the Tier 1 leverage ratio was 9.38% (requirement of 5.00%).  The tangible common equity ratio was 7.84% at September 30, 2012.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on Friday, November 2, 2012, at 10:00 a.m. Eastern Time to discuss these financial results.  To access the conference call live, interested parties may dial 866-233-3843 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on November 2, 2012, until 11:59 p.m. Eastern Time on November 16, 2012.  To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 267654.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York City-based financial corporation with assets of $2.7 billion. Since 1929, Sterling National Bank, the Company’s principal banking subsidiary, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Sterling is well-known for its high-touch, hands-on approach to customer service and a special focus on serving the business community.

Sterling provides clients with a full range of depository and cash management services and a broad portfolio of financing solutions—including working capital lines, accounts receivable and inventory financing, factoring, trade financing, payroll funding and processing, equipment financing, commercial and residential mortgages and mortgage warehouse lines of credit.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, asset quality and future levels of nonaccrual loans, charge-offs and provisions for loan losses, and our ability to continue growing our core banking operations, to specialize in the needs of small and mid-sized businesses, to enhance profitability and to manage expenses and asset quality, our position to benefit from the demand for financial services in the New York City-metropolitan market and beyond, our ability to redeploy assets from investment portfolio to loans and to produce improvements in our net interest margin from such strategy, our ability to utilize channels of deposit growth and our ability to maintain our revenue generation capacity and disciplined management of operating expenses, whether our performance during the remainder of 2012 and beyond will continue to be strong and whether our trend of rising loan volume, along with a balanced revenue mix, a focus on managing expenses and stringent asset quality standards will persist, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made.  The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

#   #   #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$699,801	$800,233	$699,801	$800,233
Loans held for sale	51,551	22,874	51,551	22,874
Loans held in portfolio,
net of unearned discount	1,625,415	1,463,171	1,625,415	1,463,171
Interest bearing deposits with other banks	149,592	186,632	149,592	186,632
Total earning assets	2,533,837	2,481,412	2,533,837	2,481,412
Allowance for loan losses	22,154	19,547	22,154	19,547
Total assets	2,699,725	2,656,975	2,699,725	2,656,975

Demand deposits	831,281	594,250	831,281	594,250
Savings, NOW and money market deposits	667,517	607,049	667,517	607,049
Time deposits	726,556	846,496	726,556	846,496
Customer repurchase agreements	37,314	43,503	37,314	43,503
Advances FHLB/Long-term borrowings	127,408	148,869	127,408	148,869
Shareholders' equity	233,436	218,685	233,436	218,685

Average Balances
Investment securities	735,101	887,971	767,828	884,415
Loans held for sale	44,690	28,344	37,711	25,881
Loans held in portfolio,
net of unearned discount	1,588,251	1,425,685	1,492,667	1,319,054
Interest bearing deposits with other banks	56,700	66,961	56,586	53,070
Total earning assets	2,432,475	2,417,675	2,362,995	2,291,282
Total assets	2,603,326	2,596,845	2,532,531	2,464,512

Demand deposits	755,447	582,042	760,503	558,059
Savings, NOW and money market deposits	657,421	618,840	642,219	590,722
Time deposits	692,399	798,705	630,789	708,919
Customer repurchase agreements	36,307	40,340	39,399	42,096
Advances FHLB/Long-term borrowings	133,081	153,556	143,064	157,590
Shareholders' equity	229,312	219,470	225,524	226,873

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$866	$1,968	$5,447	$7,666
Nonaccrual loans	5,437	5,627	5,437	5,627
Other real estate owned	1,595	1,929	1,595	1,929
Nonperforming assets	7,032	7,556	7,032	7,556
Nonaccrual loans/loans (1)	0.32%	0.38%	0.32%	0.38%
Nonperforming assets/assets	0.26%	0.28%	0.26%	0.28%
Allowance for loan losses/loans (2)	1.36%	1.34%	1.36%	1.34%
Allowance for loan losses/nonaccrual loans	407.47%	347.38%	407.47%	347.38%

CAPITAL RATIOS
Period End
Tier 1 risk based	11.69%	12.13%	11.69%	12.13%
Total risk based	12.82%	13.16%	12.82%	13.16%
Leverage	9.38%	9.08%	9.38%	9.08%
Equity/ assets	8.65%	8.23%	8.65%	8.23%
Tangible common equity	7.84%	7.43%	7.84%	7.43%
Book value per common share	$7.54	$7.07	$7.54	$7.07

Return on average equity	9.27%	7.90%	8.78%	7.22%
Return on average tangible equity	10.32%	8.82%	9.78%	8.04%

(1) The term "loans" includes loans held for sale and loans held in portfolio.
(2) The term "loans" includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(dollars in thousands, except number of shares)

	September 30,
	2012	2011
ASSETS
Cash and due from banks	$33,872	$32,418
Interest-bearing deposits with other banks	149,592	186,632

Investment securities
Available for sale (at estimated fair value)	310,022	346,508
Held to maturity (at amortized cost)	389,779	453,725
Total investment securities	699,801	800,233

Loans held for sale	51,551	22,874
Loans held in portfolio, net of unearned discounts	1,625,415	1,463,171
Less allowance for loan losses	22,154	19,547
Loans held in portfolio, net	1,603,261	1,443,624
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	7,478	8,502
Customers' liability under acceptances	33	122
Goodwill	22,901	22,901
Premises and equipment, net	23,154	24,163
Other real estate	1,595	1,929
Accrued interest receivable	8,474	8,779
Cash surrender value of life insurance policies	54,144	53,000
Other assets	43,869	51,798
	$2,699,725	$2,656,975

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand	$831,281	$594,250
Savings, NOW and money market	667,517	607,049
Time	726,556	846,496
Total deposits	2,225,354	2,047,795

Securities sold under agreements to repurchase - customers	37,314	43,503
Securities sold under agreements to repurchase - dealers	-	5,000
Short-term borrowings - other	12,545	17,726
Advances - FHLB	101,634	123,095
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	33	122
Accrued interest payable	701	1,081
Due to factored clients	-	94,141
Accrued expenses and other liabilities	62,934	80,053
Total liabilities	2,466,289	2,438,290

Shareholders' equity	233,436	218,685
	$2,699,725	$2,656,975
MEMORANDA
Available for sale securities - amortized cost	$304,687	$349,996
Held to maturity securities - estimated fair value	408,472	468,614
Shares outstanding
Common issued	35,263,768	35,225,110
Common in treasury	4,307,972	4,300,278

NOTE: Certain reclassifications have been made to prior period's financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
INTEREST INCOME
Loans	$21,494	$19,721	$61,224	$55,006
Investment securities - available for sale	2,206	2,742	7,226	8,120
Investment securities - held to maturity	2,710	3,351	8,584	10,230
FRB and FHLB stock	67	75	282	241
Deposits with other banks	33	35	97	92
Total interest income	26,510	25,924	77,413	73,689

INTEREST EXPENSE
Savings, NOW and money market deposits	629	752	1,931	2,152
Time deposits	1,053	1,470	3,128	4,212
Securities sold u/a/r - customers	33	45	107	145
Securities sold u/a/r - dealers	-	16	31	49
Short-term borrowings - other	23	18	51	50
Advances - FHLB	457	483	1,494	1,647
Long-term subordinated debentures	523	523	1,570	1,570
Total interest expense	2,718	3,307	8,312	9,825

Net interest income	23,792	22,617	69,101	63,864
Provision for loan losses	2,000	3,000	7,750	9,000
Net interest income after provision for loan losses	21,792	19,617	61,351	54,864

NONINTEREST INCOME
Accounts receivable management/
factoring commissions and other fees	5,251	5,974	15,184	16,811
Service charges on deposit accounts	1,444	1,445	4,472	4,248
Trade finance income	495	607	1,462	1,735
Other customer related service charges and fees	210	287	715	708
Mortgage banking income	2,569	1,493	7,298	5,268
Income from life insurance policies	247	288	1,039	860
Securities gains	282	605	1,490	2,234
Loss on sale of OREO	(9)	(5)	(75)	-
Other income	25	20	51	259
Total noninterest income	10,514	10,714	31,636	32,123

NONINTEREST EXPENSES
Salaries	11,401	11,037	33,756	32,708
Employee benefits	3,627	3,396	11,078	10,450
Total personnel expense	15,028	14,433	44,834	43,158
Occupancy and equipment expenses, net	3,429	3,069	10,045	9,857
Advertising and marketing	774	781	2,192	2,079
Professional fees	1,083	1,741	3,494	3,448
Communications	576	430	1,508	1,314
Deposit insurance	544	374	1,668	2,204
Other expenses	3,050	2,942	7,774	7,609
Total noninterest expenses	24,484	23,770	71,515	69,669

Income before income taxes	7,822	6,561	21,472	17,318
Provision for income taxes	2,481	2,191	6,656	5,060
Net income	5,341	4,370	14,816	12,258
Dividends on preferred shares and accretion	-	-	-	2,074
Net income available to
common shareholders	$5,341	$4,370	$14,816	$10,184

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data) (continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Average number of common shares outstanding
Basic	30,844,341	30,789,539	30,818,531	29,375,816
Diluted	30,844,341	30,789,539	30,818,531	29,375,816

Net income available to common
shareholders per average common share
Basic	$0.17	$0.14	$0.48	$0.35
Diluted	0.17	0.14	0.48	0.35

Dividends per common share	0.09	0.09	0.27	0.27

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income	$5,341	$4,370	$14,816	$12,258

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities
arising during the period	2,392	(2,465)	4,739	(873)

Reclassification adjustment for securities
gains included in net income	(156)	(330)	(827)	(1,220)
Amortization of:
Prior service cost	4	9	16	26
Net actuarial losses	627	487	1,644	1,266

Comprehensive income	$8,208	$2,071	$20,388	$11,457

STERLING BANCORP
Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Balance, at beginning of period	$227,551	$219,256	$220,821	$222,742
Net income for period	5,341	4,370	14,816	12,258
Common shares issued	-	-	-	36,454
Issuance of common shares for acquisitions	375	-	375	-
Stock option and restricted stock
compensation expense	86	141	275	287
Preferred shares redeemed in connection with
the TARP Capital Purchase Program	-	-	-	(42,000)
Repurchase of warrant	-	-	-	(945)
Cash dividends - common shares	(2,784)	(2,783)	(8,348)	(8,341)
Cash dividends - preferred shares	-	-	-	(945)
Surrender of shares issued under
incentive compensation plan	-	-	(75)	(24)
Unrealized holding gains (losses) on
securities arising during the period	2,392	(2,465)	4,739	(873)
Reclassification adjustment for securities
gains included in net income	(156)	(330)	(827)	(1,220)
Amortization of:
Prior service cost	4	9	16	26
Net actuarial losses	627	487	1,644	1,266

Balance, at end of period	$233,436	$218,685	$233,436	$218,685

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	September 30, 2012			September 30, 2011
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$56,700	$33	0.23%	$66,961	$35	0.21%

Investment Securities
Available for sale - taxable	338,556	2,037	2.40	391,920	2,509	2.56
Held to maturity - taxable	243,021	1,319	2.17	337,634	1,978	2.34
Tax-exempt [2]	153,524	2,400	6.25	158,417	2,471	6.24
Total investment securities	735,101	5,756	3.13	887,971	6,958	3.13
FRB and FHLB stock [2]	7,733	67	3.48	8,714	75	3.44

Loans, net of unearned discount [3]	1,632,941	21,494	5.26	1,454,029	19,721	5.54

Total Interest-Earning Assets [2]	2,432,475	27,350	4.47%	2,417,675	26,789	4.47%

Cash and due from banks	37,218			38,558
Allowance for loan losses	(22,796)			(19,798)
Goodwill	22,901			22,901
Other	133,528			137,509
Total Assets	$2,603,326			$2,596,845

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$22,554	1	0.01%	$17,497	2	0.05%
NOW	217,675	55	0.10	223,566	117	0.21
Money market	417,192	573	0.55	377,777	633	0.67
Time	692,399	1,053	0.61	798,705	1,470	0.73
Total Interest-Bearing Deposits	1,349,820	1,682	0.50	1,417,545	2,222	0.62
Borrowings
Securities sold u/a/r - customers	36,307	33	0.37	40,340	45	0.44
Securities sold u/a/r - dealers	-	-	-	5,002	16	1.30
Federal funds purchased	22,500	13	0.23	13,912	5	0.13
Commercial paper	13,252	10	0.29	14,521	11	0.29
Short-term borrowings - other	-	-	-	4,195	2	0.10
Advances - FHLB	107,307	457	1.69	127,782	483	1.50
Long-term borrowings - sub debt	25,774	523	8.38	25,774	523	8.38
Total Borrowings	205,140	1,036	2.02	231,526	1,085	1.87

Total Interest-Bearing Liabilities	1,554,960	2,718	0.70%	1,649,071	3,307	0.80%
Noninterest-bearing demand deposits	755,447			582,042
Total including noninterest-bearing
demand deposits	2,310,407	2,718	0.48%	2,231,113	3,307	0.59%
Other liabilities	63,607			146,262

Total Liabilities	2,374,014			2,377,375

Shareholders' equity	229,312			219,470

Total Liabilities and Shareholders' Equity	$2,603,326			$2,596,845

Net interest income/spread [2]		24,632	3.77%		23,482	3.67%

Net yield on interest-earning assets [2]			4.02%			3.90%

Less: Tax-equivalent adjustment		840			865

Net interest income		$23,792			$22,617

[1]	The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.
[2]	Interest and/or average rates are presented on a tax-equivalent basis.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Nine Months Ended
	September 30, 2012			September 30, 2011
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$56,586	$97	0.23%	$53,070	$92	0.23%

Investment Securities
Available for sale - taxable	354,492	6,673	2.51	393,561	7,255	2.46
Held to maturity - taxable	257,642	4,393	2.27	333,710	6,335	2.53
Tax-exempt [2]	155,694	7,298	6.25	157,144	7,323	6.21
Total investment securities	767,828	18,364	3.19	884,415	20,913	3.15
FRB and FHLB stock [2]	8,203	284	4.61	8,862	243	3.66

Loans, net of unearned discount [3]	1,530,378	61,224	5.52	1,344,935	55,006	5.72

Total Interest-Earning Assets [2]	2,362,995	79,969	4.61%	2,291,282	76,254	4.55%

Cash and due from banks	37,157			37,998
Allowance for loan losses	(22,022)			(19,648)
Goodwill	22,901			22,901
Other	131,500			131,979
Total Assets	$2,532,531			$2,464,512

Liabilities and Shareholders' Equity
Interest-bearing deposits
Domestic
Savings	$20,784	3	0.02%	$18,450	7	0.05%
NOW	217,280	198	0.12	212,857	289	0.18
Money market	404,155	1,730	0.57	359,415	1,856	0.69
Time	630,789	3,128	0.66	708,919	4,212	0.79
Total Interest-Bearing Deposits	1,273,008	5,059	0.53	1,299,641	6,364	0.65
Borrowings
Securities sold u/a/r - customers	39,399	107	0.36	42,096	145	0.46
Securities sold u/a/r - dealers	3,522	31	1.16	5,249	49	1.24
Federal funds purchased	12,226	20	0.21	14,608	14	0.13
Commercial paper	14,375	31	0.29	14,762	33	0.30
Short-term borrowings - other	-	-	-	3,794	3	0.08
Advances - FHLB	117,290	1,494	1.70	131,816	1,647	1.67
Long-term borrowings - sub debt	25,774	1,570	8.38	25,774	1,570	8.38
Total Borrowings	212,586	3,253	2.05	238,099	3,461	1.95

Total Interest-Bearing Liabilities	1,485,594	8,312	0.75%	1,537,740	9,825	0.85%
Noninterest-bearing demand deposits	760,503			558,059
Total including noninterest-bearing
demand deposits	2,246,097	8,312	0.51%	2,095,799	9,825	0.63%
Other liabilities	60,910			141,840

Total Liabilities	2,307,007			2,237,639

Shareholders' equity	225,524			226,873

Total Liabilities and Shareholders' Equity	$2,532,531			$2,464,512

Net interest income/spread [2]		71,657	3.86%		66,429	3.70%

Net yield on interest-earning assets [2]			4.12%			3.96%

Less: Tax-equivalent adjustment		2,556			2,565

Net interest income		$69,101			$63,864

[1]	The average balances of assets, liabilities and shareholders' equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.
[2]	Interest and/or average rates are presented on a tax-equivalent basis.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease)
	Three Months Ended
	September 30, 2012
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(5)	$3	$(2)

Investment Securities
Available for sale - taxable	(323)	(149)	(472)
Held to maturity - taxable	(523)	(136)	(659)
Tax-exempt	(75)	4	(71)
Total investment securities	(921)	(281)	(1,202)

FRB and FHLB stock	(9)	1	(8)

Loans, net of unearned discounts [3]	2,711	(938)	1,773
TOTAL INTEREST INCOME	$1,776	$(1,215)	$561

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$1	$(2)	$(1)
NOW	(3)	(59)	(62)
Money market	62	(122)	(60)
Time	(187)	(230)	(417)
Total interest-bearing deposits	(127)	(413)	(540)

Borrowings
Securities sold under agreements to repurchase - customers	(4)	(8)	(12)
Securities sold under agreements to repurchase - dealers	(16)	-	(16)
Federal funds purchased	3	5	8
Commercial paper	(1)	-	(1)
Short-term borrowings - other	(2)	-	(2)
Advances - FHLB	(83)	57	(26)
Long-term borrowings - subordinated debentures	-	-	-
Total borrowings	(103)	54	(49)

TOTAL INTEREST EXPENSE	$(230)	$(359)	$(589)

NET INTEREST INCOME	$2,006	$(856)	$1,150

[1]	This table is presented on a tax-equivalent basis.
[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for securities sold u/a/r - dealers and short-term borrowings-other has been allocated entirely to the volume variance.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(dollars in thousands)

	Increase/(Decrease)
	Nine Months Ended
	September 30, 2012
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$5	$-	$5

Investment Securities
Available for sale - taxable	(724)	142	(582)
Held to maturity - taxable	(1,331)	(611)	(1,942)
Tax-exempt	(62)	37	(25)
Total investment securities	(2,117)	(432)	(2,549)

FRB and FHLB stock	(18)	59	41

Loans, net of unearned discounts [3]	8,222	(2,005)	6,217
TOTAL INTEREST INCOME	$6,092	$(2,378)	$3,714

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$1	$(5)	$(4)
NOW	7	(98)	(91)
Money market	222	(348)	(126)
Time	(425)	(659)	(1,084)
Total interest-bearing deposits	(195)	(1,110)	(1,305)

Borrowings
Securities sold under agreements to repurchase - customers	(8)	(30)	(38)
Securities sold under agreements to repurchase - dealers	(15)	(3)	(18)
Federal funds purchased	(2)	8	6
Commercial paper	(1)	(1)	(2)
Short-term borrowings - other	(3)	-	(3)
Advances - FHLB	(179)	26	(153)
Long-term borrowings - subordinated debentures	-	-	-
Total borrowings	(208)	-	(208)

TOTAL INTEREST EXPENSE	$(403)	$(1,110)	$(1,513)

NET INTEREST INCOME	$6,495	$(1,268)	$5,227

[1]	This table is presented on a tax-equivalent basis.
[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for short-term borrowings-other has been allocated entirely to the volume variance. The effect of the extra day in 2012 has been allocated entirely to the volume variance.
[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of  Tangible Common Equity, Average Tangible Equity and Tangible Assets
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles ("GAAP"). Management believes that these non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling's capital position. Tangible common equity represents shareholders' equity less preferred equity (if any), goodwill and other intangibles. Tangible assets are equal to total assets less goodwill and other intangibles. Tangible common equity ratio is calculated by dividing tangible common equity by tangible assets. Average tangible equity represents average shareholders' equity less average goodwill and other intangible assets.  Return on average tangible equity is calculated by dividing net income (annualized) by average tangible equity.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures that may have the same or similar names.

			September 30,
			2012	2011
Tangible common equity

Total shareholders' equity			$233,436	$218,685
Less: Goodwill and other intangible assets			23,691	22,975
Total tangible common equity			$209,745	$195,710

Tangible assets

Total assets			$2,699,725	$2,656,975
Less: Goodwill and other intangible assets			23,691	22,975
Total tangible assets			$2,676,034	$2,634,000

Tangible common equity ratio			7.84%	7.43%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Average tangible equity

Average shareholders' equity	$229,312	$219,470	$225,524	$226,873
Less:
Average goodwill and other intangible assets	23,453	22,975	23,135	22,928
Average tangible equity	$205,859	$196,495	$202,389	$203,945

Return on average tangible equity

Net income (annualized)/average tangible equity	10.32%	8.82%	9.78%	8.04%